Exhibit 99.1

oIPO Edge Presents: Fireside Chat with HotelPlanner Co-Founder & CEO Tim Hentschel

Air Date: Dec 9, 2021

Link: https://ipo-edge.com/replay-ai-meets-travel-join-co-founder-ceo-of-hotelplanner-in-fireside-chat/

Official Transcript

Jarrett Banks: Hello and welcome to another IPO Edge fireside chat. I’m your host Jarrett Banks, editor at large at IPO Edge, joined by my colleague Alexandra Laine. Multimedia editor here at IPO Edge. We’ve got an exciting event for you today. A fireside chat with the Co-Founder & CEO of HotelPlanner, which is a travel technology company based out of [West Palm Beach] going public via a SPAC and that SPAC is called Astrea Acquisition Corp. And that’s on the NASDAQ as ASAX. Now before we bring on Tim Hentschel the CEO and Co-Founder, just a bit of housekeeping. The great thing about these events is that they use the audience to ask questions directly to the CEOs and you can do that by submitting that through the Zoom portal or by emailing editor@IPO-Edge.com. And again, if you cannot watch the entire broadcast a replay will be available at IPO-Edge.com about an hour after the event. And so with that, I’d like to bring on our esteemed guest all the way from Singapore, Tim Hentschel. Tim, how are you doing?

Tim Hentschel: I’m doing great. Thanks for having me Jarrett and thanks Alexandra.

Jarrett Banks: Great, so let’s get right into it. We like to ask this of all our guests. Why a SPAC and why now?

Tim Hentschel: And why not? It’s a great market right now. Our dream was always to go public. Actually, one of the reasons that I’m out here in Singapore is that we were looking at the Australian stock exchange on a traditional IPO. When the SPAC market started to look very appealing to us, and our bankers that we consulted said that it’s a cheaper and faster way to get public, and obviously being on the largest tech stock exchange in the world was very appealing. We pivoted from the Australian stock exchange and went 100% towards SPAC on a 3-way merger on the NASDAQ. And we started that process around August of 2020.

Jarrett Banks: Right, and how did that relationship begin with Astrea?

Tim Hentschel: We didn’t actually start talking to Astrea until January of 2021. We first started talking to a company that was a partner with us called Reservations.com. They approached and heard that we were looking to go public and were wondering if we’d be interested in partnering up for that. Their founder Yatin Patel and I have long been friends because we’ve both in the travel tech business for decades. And so of course we said, it does sound very interesting. Then we reached out to Perella Weinberg and Stefan Green and Jim Buckley out of Silicon Valley who were our two bankers on that. And then they started to help us put some numbers together as a combined company, and then from there we started talking to several SPACs, and Astrea stood out as one of the best SPACs because they had prior SPAC experience of successfully taking a company public. They took BurgerFi public in 2020 and the stock price went up, up and up. When we started to look at what valuations were coming in, we actually went with Astrea because they had the lowest valuation. I know that’s going to sound really different from what you typically hear. But their valuation was $200m, $300m less than what other SPACs were putting on us. We knew the SPAC market was quite hot and we knew that a lot of these SPACs didn’t have experience of actually taking a company public and having their stock go from 10 dollars, to 15 dollars to 20 dollars, but Astrea did. So we went with experience and decided that that was the right SPAC to go with because their valuation was probably the most qualified because they had that prior experience.

Jarrett Banks: Right, now before we get into the nitty gritty of the company, can you give us the 10,000 foot view of exactly what HotelPlanner does, the travel tech industry?

Tim Hentschel: We specialize in high touch with high automation. When we started over a decade over, it was with the vision to bring group hotel booking online. Nobody was doing that at the time because it’s a hard nut to crack. When you think of our name, HotelPlanner, the names comes from the derivative of event planner, wedding planner, and meeting planner but it’s at hotels, so HotelPlanner. And when you are going to plan your wedding, it’s a big event. A once in a lifetime event. You’re not necessarily going to think ‘I’m just going to go on the internet and DIY this.’ Unless you believe that you can come with a company that can deliver on a service promise and exceed that. That’s where we come in. The tough thing is other companies in our market have come and gone. They haven’t been able to crack the automation side because we have the most brilliant engineers, and I say that not anecdotally, but literally, because my business partner John Prince graduated top of his class at Northeastern in Computer Science and was working at IBM as a software engineer before he started HotelPlanner with me. He put the tech in place where we can automate enough so that we can give high service and still grow profitably. We’re a bootstrapped company that has grown the company revenues profitably year over year our entire existence. That’s why it’s unique that we teamed up in a 3-way merger with Reservations.com whose co-founder profile is very similar to us. Yatin Patel is an entrepreneur like myself, serial entrepreneur. He started and sold several e-commerce companies before he started Reservations.com. And his co-founder Mahesh Chaddah is an engineer, software engineer, by trade as well, as John Prince. Ironically enough, they also were bootstrapped. So when we put the two companies together and go public, our four founders will own 70% of the stock and that’s very unique these days. No series A, B, C, or D rounds of funding for us. We went straight to the public market because we’re successful enough to grow profitability as bootstrapped entrepreneurs. Something that I really want to encourage other entrepreneurs to do that. Another motivation to go public is to lead by example and say ‘hey, if we did it you can do it too.’ As an alternative to taking a lot of VC and PE money and as an entrepreneur by the time you get public, you have less than a 4% or 5% interest in the company. How can the company really share your vision if you’re not invested in it at a high level. And that’s why I think we’re unique on that. Our always looking to innovate in a way that we can give the most value to our customers and shareholders because being extremely invested on a personal level means that we’re all in on this, 24/7. It’s really a reflection of us in every way. That makes us unique.

Jarrett Banks: That’s actually fantastic. That’s good advice. For one bootstrapping entrepreneur to another, I really appreciate your thinking there. I’m going to bring in my colleague Alexandra and I’ll be back a little bit later in the broadcast. Alexandra, take it away.

Alexandra: Thanks Jarrett. Happy to have you. So great to have you hear Tim. You are technically a 3rd generation hotelier...hotelier. Tell us how this uniquely gives you an advantage in your position as CEO of HotelPlanner?

Tim Hentschel: Yes, yes. And it definitely is an advantage. When I think hotelier, I think of hospitality. And hospitality people have a certain mentality. They take joy in seeing other people have a great time. You could never get in the 24/7 job of running or owning a hotel if it wasn’t more than just the money. It’s the ability to look at people having a great time and think ‘wow, I helped that happen.’ That brings joy to you. With the dichotomy of the co-founding, and I say high touch, high automation. John’s engineering background brings the high automation. I believe my hospitality background brings the high touch. This will allow us to crack the really hard problems in travel tech so we know if we could give just a little bit extra service, could we do that? If we change this...When you look at our hotel results, because we book tons of individual and group bookings and individual bookings at very good group rates, we give more results than anybody else, more different options than anybody else. Because we want to have a customized [approach] with each traveler. We’re also using AI on the marketing side, on search engine marketing, to bring in, to know a lot about the customer when they get to our site, and the AI can customize the results. That translates into, we’ve built the first gig-economy reservation system. That means we have 3,000 and growing remote agents out there that help us answer phones to make reservations for our customers. These are all gig economy [independent contractors]. That allows us to have localized service. That AI also works in that so that when we transfer that cold call through a VOIP system, that agent is able to give the highest level of service because they know that person is calling for information about a city they live in or have prior experience or information about. It’s about going to that next level of service, but then high automation makes it profitable for us to do that.

Alexandra: It’s a really good long shop from a supposed where the hotel industry has been. Speaking from a high-level view, what sort of KPIs have made hotel industry profitable in the past and then I’ll kind of ask you about what your forecast is moving forward, but let’s kind of, overview maybe what KPIs have been profitable.

Tim Hentschel: Maybe in 2019 we hit the highest ADR, average daily rate, the industry has ever seen with record revenues. We’re quickly heading back to that. Next couple of years, the travel industry is supposed to hit a 1.2 T dollar spend. I just flew from Singapore to Miami connected through Heathrow. My flights were either full or over 90% occupancy on the flights. When I was in Miami and Heathrow, the airports were packed, shoulder to shoulder with people. The demand is out there, pent up demand, people have disposable income with savings over the lockdowns and they’re ready to spend. We see it in our numbers every day and I’ve seen It with my own eyes. That’s the KPI that’s driving these huge tailwinds of growth right now.

Alexandra: How does HotelPlanner differentiate itself from other hotel and travel booking comps in the space?

Tim Hentschel: Well like I said, we’re always inventing first in our industry...we’re first to book a group online. We started with an eRFP process with HotelPlanner 1.0. Then HotelPlanner 2.0 and 3.0 we went from online negotiations to eContracting. Then HotelPlanner 4.0, we added instant group bookings. You put in the search and get an instant group booking rate. You usually send that out to all your guests and they can book on their credit card within your room block and get an instant confirmation. Now we’re doing another industry first with the gig economy travel agent reservation platform. Gig economy. That means not only do you get the tailwinds the travel industry recovery, it invests in the growth of the gig economy which is supposed to do over $5B this year and growing. And this job is better than any other [gig economy] job out there. You’re not taking strangers in your car. You’re not letting strangers in your house. You’re basically just putting on a headset and sitting in your living room in your jammies if you want, because there is no video call, and you’re just talking to people who want to ask you questions about your local city or cities you’ve been to. It’s pretty amazing that we have that opportunity. The customer service is better. The conversion is better with that with a call to a booking because of that. It’s a great way to make extra money on your own schedule. That gives that high touch that I talked about. Those are the kind of things we’ve done and we’ll continue to do that. Another first is that we integrated our gig economy travel agent with the Alexa app. So you’re in your kitchen or living room you can say ‘Alexa – have HotelPlanner book me a hotel’ it’s going to connect you to a VIP gig economy travel agent reservationist in the city that you want to go to. You then have a conversation through your Alexa device [or cell phone]. That’s the kind of innovation we do at HotelPlanner because it’s in our DNA. The two co-founders, one has a background in hospitality and the other in technology. You put those together and you get the high touch with high automation and exciting products come out of that.

Alexandra: That’s really exciting. Just being in your kitchen and thinking of wanting to go somewhere and speaking it into the air and speaking it into existence.

Tim Hentschel: Right, and then Alexa asks you a few questions and then connects you with a local expert. It’s just so perfect. Some of the most perfect ideas are simplistic like that too. You just have to think ‘what would I want.’ What other companies have tried before, they tried to make the whole process through the Alexa robot, but you can’t do that because no one wants to put down $1000 or more down on a vacation without talking to a local expert first. If you’re not going to be searching online and reading all of that information yourself. This kind of bridges the two worlds to give you what Alexa does well but with what a human being does well.

Alexandra: Seems like the service touch points are well categorized and come in at the most relevant points. That’s a great point. Can you take us through a few, before we get into growth strategy, take us through the most relevant valuation metrics and perhaps ratios?

Tim Hentschel: Sure, like I said, we didn’t go with the highest valuation which is one of the reasons why our stock has done very well since the announcement was made. Our valuation is only a 3.3x of our revenues. That’s very low compared to the median which is at 5x for our industry. We did that on purpose because we wanted to give ourselves plenty of room to grow into a big valuation. Our multiple of EBITDA to our valuation in pre money is very reasonable too. We’re at 25x of EBITDA on our 2022 numbers on our forecast for EBITDA for 2022, 25x of EBITDA to our pre-money valuation. That’s a great metric as well. We’re both profitable at a reasonable multiple of EBITDA as well as a multiple of revenues.

Alexandra: That’s great. Let’s talk about some of your recent partnerships and how they came to be. I understand there are some with professional basketball and other sports.

Tim Hentschel: Sure, being in the group event space, partnering up with sports teams is a no brainer for us. One of the things we specialize is special travel rates, we call them Closed User Group rates. Partnering up with pro and college sports teams and then giving their fans access to our special discounted rates, our Closed User Group rates, is what we built...specialized portals for. That makes up 18% of our revenues are these Closed User Group rate portals. For instance, we did one over [NYC Pride] in New York back in [June]. You can see that the site is still up, it’s Pride.HotelPlanner.com. Partnering up with Orlando Magic. We’ll launch a similar sub site to that. OrlandoMagic.HotelPlanner.com. We’ll be able to customize results specifically for their fans travel needs. That again, going high automation, high touch. We want to give each person a little bit extra on our service that you may not get with the other guys.

Alexandra: That’s a really neat concept, catering to certain sports fans and groups and inevitably fostering a sense of camaraderie if they’re going to be booking similar accommodations and things, that’s a really neat way to assimilate. You have a certain partnership with Extended Stay America. We’ve all seen this pandemic trend of ‘workcations,’ working remotely, working from anywhere. What’s the market opportunity for stays like this moving forward?

Tim Hentschel: It’s big. We’ve always been big in the extended stay market. It goes with the groups. We would have work crews that have to work on a project for months. Think about it. A group traveling...you’re not just talking about weddings or sports teams who are only there for a few days. You have these work groups who can be on a project for 4 months or longer and that’s where extended stay properties are vital for that. Of course we have those deals for individuals as well if they want to book an extended stay rate.

Alexandra: How will all these partnership and additional partnerships advance on your strategic priorities would you say?

Tim Hentschel: Our strategic priorities for 2022, we’re going to launch a Loyalty Program. That’s going to give groups and individuals VIP service and access to special discounted rates for a small monthly fee. We’re also going to expand our gig economy agents from 3,000 to 10,000 agents. Then we’re going to expand our offering to hotels, suppliers, for different, how do you say it, different ways for the hotel to portray their hotel under different metrics. They will be able to essentially, get more business from us. Those are the three initiatives that we’re working on for 2022. All three of those will significantly move the needle. As far as our forecast goes, just hitting our forecast will...most of that is baked into the synergies of the merger between us and Reservations.com. We have 50,000 direct hotel relationships. Reservations.com doesn’t currently have direct hotel relationships. When we plug in our direct hotel relationships, that increases their margin. A lot of that revenue growth is baked into numbers from that merger.

Alexandra: Everyone’s forecast for 2022 and beyond, of course the Covid pandemic plays into those numbers. Can you first tell us about how HotelPlanner was able to weather the very height of the lockdowns. Understand there was a very resilient kind of adjustments and pivots that were made.

Tim Hentschel: Yes. What we noticed was that there was still travel over the pandemic. You had to find it and luckily we have AI in everything we do as I mentioned on the front end, on the SEM, search engine marketing side. Our AI is very robust. That helped us go out and target people who were still traveling. From there we found out these people were doing research online but they wanted to pick up the phone and talk to somebody to get local information because the internet wasn’t always updated with what was going on. Hence the birth of the gig economy travel agent reservation platform. We were only down 23% [as a combined company] in 2020 compared to 2019, which our competitors were down were over 50%. We attribute that a lot to the gig economy travel agent platform. Now that we’ve built it out more, our Q3 numbers are released. We exceeded our forecasted revenues and that was over Delta. And the reason we did that because of our gig economy reservation platform. Whenever there is a time of uncertainty, people want to pick up the phone and talk to somebody and you can talk to better people than our people.

Alexandra: You just mentioned the Delta variant. Now we have Omicron variant. Untold amounts of variants that will continue to pop up down the road. To what extent are you monitoring, taking into consideration, Omicron and how will you react to it?

Tim Hentschel: We’re monitoring it. I know, as I just mentioned, I flew from Singapore to Miami, how tough it is to travel over these days. So having a trusted travel service with high customer service is essential right now and that’s what we have. We’re weathering the variant very very well. We will continue to do so because now we have experience doing it. The hardest days were February and March of 2020 when ‘hey, what’s this? I been though a lot with this company, but I’ve never done a pandemic’ and now we have and now we know what people want over a pandemic with their travel needs and we can give it to them, so it doesn’t bother me.

Alexandra: Yeah, I feel optimistic as well, cautiously optimistic. You had mentioned some variable a little bit earlier. Has travel indeed returned to its 2019 peak yet, or what is the forecast for when it will?

Tim Hentschel: Forecasting for leisure travel has returned recently and is supposed to continue and exceed in 2022. Business travel is still down from its 2019 levels I believe by about 23, 25%. They’re not estimating that busines travel will return fully until 2023. Leisure is where our specialty is and we’ve been seeing great growth. In Miami, I was just there, South Beach hotels were going for over $1000 a night. Average Daily Rate is growing rapidly so the revenues are quickly returning to the industry. Hoteliers that I speak to on a daily basis are sharing really great numbers. So they’re excited right now.

Alexandra: That’s great. Business travel has long been the bread and butter of the hotel industry. With these new kinds of hotel stays, can you talk about the long-term market opportunity for HotelPlanner, maybe some things we haven’t covered?

Tim Hentschel: As I was mentioning before, we’re going to continue to innovate, we’re going to build out our engineering department with more talent and that’s going to give us the ability to build products faster. We’re going to look into packaging more, especially around events. We’re going to look at VR around events. We’re going to look at a lot of different places. Some we’ll acquire, some we’ll build in house. If it’s an event, an individual travel needed, and it fits into a niche of high touch and high automation in the space where we can really innovate, we don’t really want to do what someone has already done already. We’ve always taken pride at being at the forefront of what we do. I think that’s where we get an amazing reputation in the industry. That’s why we have big partners like Expedia and Booking.com that use some of our products. Best Western.com, we power their 9+ hotel rooms on their site. They come to us because they know we innovate, and we innovate quickly and give customers what they want. Because we have the scale, we do more groups than anybody in the world. 5,000 groups go through our system during high season [every day]. That gives us the kind of scale where we can test things out. That’s never really existed before in our space. So AV testing is vital to make sure you’re really putting the best product out there. With our volume in the group space, we can AV test. So that’s another reason why people look to us for innovation. We’re going to continue to go down that path because we have a history of doing it. We know how to do it and do it profitably. So that’s what we’re going to continue to do.

Alexandra: Yeah, talking about staying nimble to new travel trends, any other verticals or new strategies that you can talk about specifically to the extend that you can. We don’t want to get anyone in trouble here.

Tim Hentschel: New verticals. As I mentioned earlier, VR, Virtual Reality with events would definitely be a new vertical for us. One of the verticals we are currently touching, and we’ve made two acquisitions in before Covid hit was venue search, call it off-site venue search. We acquired VenueExplorer in Singapore and EventConnect in Australia. It got a little bit derailed by Covid but we plan to put that back in action again. We own Meetings.com and Meetings.com specializes in corporate bookings for small and large events for venues both at hotels and off-site. Acquiring these companies increases the product that we have offered on Meetings.com. We’re going to continue to start growing that out again too.

Alexandra: That’s great. Let’s talk a bit about your Management Board and what kind of strengths they bring. You’re a graduate of the Cornell Management program. You’ve mentioned earlier that there was an interesting individual who is on your Board there. Can you talk about what strengths round out the profile of HotelPlanner?

Tim Hentschel: Sure. When we wanted to put a Board together, we wanted to put together the most diverse Board we possibly could with the most unique experiences possible. So that whenever we are tackling easy or tough questions, we would get a very robust and diverse set of opinions. And I think we’ve successfully done that. We started with Dylan Ratigan. You might know him from CNBC, Bloomberg and he had his own show on MSNBC. He has great experience in the media space. So he gives us that. So you said specifically the financial media. Then we have Gianno Caldwell who is our youngest Board [nominee]. African-American who grew up on the south side of Chicago, totally self-made. He’s an author and a political analyst. He gives us insight into what’s going on in DC and that’s very important our Board to know what’s going on in politics. Then we have Kate Walsh who’s the current Dean of the Cornell Hotel School. She lets us know what’s going on with the younger generation. I graduated over 20 years ago so I don’t know what’s going on with the younger generation but she has got a good feeling for that and also has a great eye for up and coming talent. Very essential to have Kate Walsh and the experience that she brings to the table. Then we have Mohsen Moazami who is the Chairman of Astrea and he’s coming onto our Board. He was a senior executive with Cisco Systems for 15 years. He’s based out of Silicon Valley, very knowledgeable about all things tech. It’s great to have his experience and insight. Then we have Jeff Goldstein who did M&A for Interactive Corp. Now he has his own SPAC. He’s also out of California and very connected with finance and tech space. We have Jim Wilkinson who was the Chief Communications Officer at PepsiCo and at Alibaba. So he brings Corporate Communication experience. He was also the assistant to the Secretary of the Treasury under Hank Paulson. So he has government experience as well. Last but definitely not least, we have Dieter Huckestein. He was the CEO at Hilton for 15 years. Of course we would not have a complete Board if we didn’t have somebody with great experience on the supply side and knows hospitality better than I do, I should say. That’s our Board [nominees]. We worked really hard to put the greatest Board together. I’m biased but I’d like to think it’s the greatest Board of all time.

Alexandra: It sounds like an incredible group of individuals really giving a wide perspective of insight and valuable insight on the industry. So congratulations for that. Well I’m going to turn it back over to my colleague Jarred who will be heading up our Q&A portion of this session. Please, to the audience, please submit your questions for Tim and we will look to get to those.

Jarred Banks: Thanks Alexandra, and yes. We love the questions. Please keep them coming. Ok, Tim. Let’s talk a little bit about your international footprint. Of course you’re based out of Singapore, tell us a little bit about how that benefits the company first of all, to be based in Singapore. Then let’s talk about international travel and how you do that in a local service.

Tim Hentschel: Everything we do, we like to have a global approach to it. We like to have a localized service. That goes with our executives too. We spread our executives out. We have offices in London, we also have Amsterdam. In London, our Managing Director is Tim Gunstone. He was the founder of EyeForTravel. In EMEA and Amsterdam, we have our President and CEO of Meetings.com which is Bas Lemmens. He was a co-founder of Booking.com. And then of course, I’m here in Singapore. I won’t be here forever. My plan is to move back to the west in the next few months. I was out here because we were not only looking, as I mentioned before, to go public on the Australian stock exchange. We also acquired a couple companies out here. We really wanted to grow Asia. I think even through Covid, we’ve done that. We’ve gotten some remarkably big partnerships in Asia from the time I’ve been here. And now I’m going to turn it over to our Managing Director in Singapore, Chris Lee who is an amazing entrepreneur. He was the founder of VenueExplorer, so he’s going to make a great MD in Singapore. And then in our headquarters which is in West Palm Beach FL, we have our COO Bruce Rosenberg who was the Executive Vice President for e-commerce for Hilton Corp for 15 years. He knows the Americas very very well and does a great job handling all the operations in that area. Of course my co-founder John Prince, who’s our CIO, is based out of headquarters there with our CFO Joe Groglio who took Hertz public. He was the CFO of Hertz before he came to work for us. So we’ve spread our executives out. Our executives have an extreme amount of experience. They are mainly entrepreneurs too. They are very independent. I can travel as I need and I can depend on them to get the job done without any micromanagement. So that’s how we built the company and get more done globally than a lot of companies that have a lot more employees than we do. What’s beautiful about what we do is that we have over $1m RPE, revenue per employee. Part of that is having really talented executives so that we don’t need a lot of mid management out there.

Jarrett Banks: Great. You mentioned a little bit of M&A, is there potential for more of that or is it going to be organic from here on out?

Tim Hentschel: Love M&A. We have an M&A department. Joe Blakely out of headquarters who is originally, actually from London, helps with that department. He has been scouting quite a number of great companies for us. We’ve acquired seven companies in the last few years and our plan is to continue to do that and more because with being publicly traded, we’ll have access to a lot more capital and more creative ways to structure deals to get more deals done. Yep. More M&A is on the horizon.

Jarrett Banks: Ok. We talked a little bit earlier about how there is no direct comp but can you talk a little bit about some that may fit that bill in a certain way and how you differentiate yourselves.

Tim Hentschel: We’re in an industry of coopetition and frenemies as people like to say. We partner with all the major travel tech players and they send us business. We send them business, and back and forth. Any way we can make travel more affordable and a better experience for the customer, the nice thing about our industry is that we will innovate in that direction because we look at the customer first. We’re all data driven, our companies. It’s not like we’re gonna pound the desk and say ‘we’re not gonna do that because we’re HotelPlanner.” We look at it like ‘is this going to good for our customers. Ok, this is great.’ That’s why it’s been great to be in this industry from the very beginning and grow with it. One of the companies that we spoke about that’s in our space on the group side that’s currently going public with a SPAC too is CVENT. We overlap in the group hotel booking part of the business. They specialize more on the corporate. We’re more on the leisure group side. We’re competitive with them in that space.

Jarrett Banks: Why don’t some of the big travel players like Expedia or Priceline attempt to offer the same services you do?

Tim Hentschel: Over time there has been attempts to do that, but like I said, what we do is very specialized and we’re very good at it. That’s why we look spaces in the industry that require that high touch with high automation. Complex problems that we can solve. Yeah. They’ve looked at the space and tried different products, but our products that we put out are really good. That’s all I can say. It has been tried.

Jarrett Banks: Right. We have another question here. How do you build brand recognition for direct bookings? Have you naturally cultivated strong SEO and SEM?

Tim Hentschel: Yes, we have cultivated over a decade very strong SEO because we have 50,000 direct hotel relationships and each one of those hotels loads up information about their meeting and banquet space. We ask them questions specific to group bookings which are very different than group types, they need different information. We’ve built out hotel profile pages that are very unique and that gives us a nice edge in SEO market, the search engine optimization market. On the SEM side, we have a great system behind that backed by AI. It’s a very good return on our investment. For every dollar we spend, we get $1.40 back. SEM/SEO is a strong part of our business.

Jarrett Banks: Does that mean that you don’t necessarily have to run ads to rank high in the google search?

Tim Hentschel: On the SEO side, yes. We can get a lot of organic traffic from high search engine placement that’s not paid for.

Jarrett Banks: Great. Let’s talk a little bit about the tech, specifically AI. How is it, how do you use it? How is it addressing pain points for customers? Talk a little bit about the technology involved here.

Tim Hentschel: Which side of the tech specifically do you want to touch on?

Jarrett Banks: How do you use AI to solve pain points for customers?

Tim Hentschel: Gotcha. Ok. The main part of the AI is customizing the hotel search results to the customer. But part of that AI is having the front end of the marketing side tied to the AI so it’s baked into all sides of the business. If that same customer wants to pick up the phone, AI is helping with our VOIP system to connect with the right localized agent. So it’s a full process from start to finish to make sure the AI is customized so the people when they’re calling up, they’re not getting asked a bunch of questions and having to tread over old ground that they’ve already gone through on the online system. So it’s all integrated and makes the pain points go away there.

Jarrett Banks: How has Covid accelerated this adoption of AI in the travel industry?

Tim Hentschel: Significantly I believe. Covid has accelerated the winners. The traffic we’re seeing as one of the companies that has pivoted successfully and separated ourselves out. If you go to our deck [investor presentation], there’s a slide with a line chart with a dotted line that shows our growth that we’ve done over the last two years compared to our competitive set and our growth that’s forecasted compared to their forecasted. When you see that slide, you’ll see that we’re definitely separating ourselves out to give us a ton more volume searching us out. We have to maintain the same level of customer service and the same great deals that make people search for us and come to us. WE have to do that at volume. AI is essential for helping us do that and staying competitive and staying on top.

Jarrett Banks: That’s great. I would definitely encourage everyone to check out that investor deck on the HotelPlanner website.

Tim Hentschel: It’s in the Investor Relations section by the way. If you go to the homepage all the way at the bottom. A lot of people miss those bottom links. It’s funny. We bury them. They’re not as important as the transaction on the top, but keep going.

Jarrett Banks: Do you really get live people on the phone fast to help? Seems like that’s cost prohibitive which is why we struggle to get real help when booking hotels on third party websites

Tim Hentschel: That’s our unique business in the market. Whoever asked that question, hit the nail on the head basically. The gig economy platform which is a first of its kind, allows you to do that, because you have someone there who is sitting in their living room who wants to talk about their city and why they’re a great city to come to, and tell you all the cool aspects of it. That’s why we get the connections super fast.

Jarrett Banks: Here’s another one. Our travel agencies as we used to know them going away completely?

Tim Hentschel: We’ll see what happens out of Covid. As you probably know, the travel industry really boomed in the 70s and 80s. The airlines structured GDS’s, global distribution systems, around ticketing through agencies so that they would have a local presence without having to put in an actual store on every corner, right? It was very easy to make easy in the travel industry as a traditional travel agent in those decades because if you want to buy a vacation you basically had to go to that brick & mortar store and the airlines and hotels were very supportive of that. Now, with the internet suppliers, airlines and hotels can all sell direct. So they don’t need presence on the high street anymore. Luckily these travel agency owners are very resilient. They are battle tested because they’ve been around for a long time. The owners are in their 60s and 70s now. It’s going to be interesting to see what happens after Covid. How many may have closed shop over Covid, who don’t take a step into retirement. It’s going to be tough for the traditional travel agent. Then of course, the bread and butter too of the traditional travel agent was the corporate traveler as well, which is taking longer to recover. That’s going to also take a big chunk out of traditional travel agencies. We’re going to see how they recover. I’ll say it’s never going to be close to the highs that it had a few years ago because the majority of owners are getting very close to retirement age.

Jarrett Banks: Ok, can you make sure customers are happy when there are multiple layers between them and the hotels? If there are changes or issues, can you help maintain customer satisfaction?

Tim Hentschel: Absolutely. That’s our core business. High touch with high automation means that we’re not only going to give you the best service but at the best price. That’s what we want to do, help you find that great value and help you with any issues you might have. We’re an advocate for the customer first because we get paid when we make a transaction. It’s very different than buying direct and you’re only advocate would be the advertiser that got you to that direct link via google. And you’re not going to call Google up. But you call us up and our people who have relationships with the hotels will advocate for you. That makes us valuable in the market. It’s like how I would like to handle it. That’s why you go through stockbroker or an insurance broker. Insurance company doesn’t want to pay up, you would hope your broker goes to bat for you.

Jarrett Banks: Can you talk about your operating leverage as you grow will you need to pay a lot more gig workers or can margins expand easily?

Tim Hentschel: Margins stay the same no matter how many gig economy [independent contractors]. They get paid a percentage of what is made on each reservation that they complete. Whether we have 3,000 or 10,000 gig economy agents, that doesn’t change our cost structure because they’re only going to get paid for actualized reservations. Yes, it does scale nicely.

Jarrett Banks: I realize there is no perfect comp, we talked about that. Are there some listed companies that investors can look at when considering valuation?

Tim Hentschel: Oh yeah, anybody in travel tech. In our deck we list a bunch of them off, especially toward the end of the deck. There’s actually a slide that will show you our EBITDA and revenue growth this year and next year compared to the highs of 2019 and percentage next to all our comps like WebJet, MakeMyTrip, Trip.com, Booking, Expedia, Trivago..then there’s probably more. Those are the ones I can name off my head.

Jarrett Banks: We’re almost out of time here, but I want to thank Tim for being here with us today and Tim, I’m going to give you the last word. Thank you to the audience and those who asked questions. Again, the replay will be up in about an hour on IPO-Edge.com. Thank you to Alexandra Laine, my colleague, and of course, the man behind the scenes, John Jannerone, my colleague as well. Tim, I’ll give you the final word.

Tim Hentschel: I just want to say Happy Holidays and thank you for having me. I really appreciate what you guys do. It’s great to have independent media out there that’s looking at this space differently. We have so much in common because of that. Your enthusiasm for the media industry just like our enthusiasm for the hospitality and travel tech industry, it shows how well we can innovate. This has been one of the best interviews I think I’ve ever done. I’ve been very comfortable and you guys ask really great questions. Thank you. That’s all I have to say.

Jarrett Banks: Ok. Thanks Tim. Thanks everyone. We’ll see you next time.

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